Exhibit (l)(2)

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Post-Effective Amendments No. 22 and No. 124 to the Registration Statements on Form N-4 (No. 333-182946 and No. 811-22726) (the “Registration Statement”) of our report dated March 23, 2021 relating to the financial statements of Forethought Life Insurance Company.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 14, 2023